UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2014

CHRISTOPHER & BANKS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-31390	06-1195422
(Commission File Number)	(IRS Employer Identification No.)

2400 Xenium Lane North
Plymouth, Minnesota 55441
(Address of Principal Executive Offices)  (Zip Code)

(763) 551-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Effective as of June 26, 2014, Christopher & Banks Corporation (the "Company) and LuAnn Via, the Company's President and Chief Executive Officer, entered into an amended and restated employment agreement (the "Amended Agreement").

As provided in the Amended Agreement: (i) the Company and Ms. Via have extended the term of the Agreement from November 26, 2015 until January 28, 2017, the last day of the Company's fiscal year 2016; (ii) the notice period with respect to terminating the Amended Agreement at the end of its term or following the automatic one-year extensions thereafter was changed from 90 to 180 days; and (iii) as the long-term equity inducement award under the original employment agreement was in lieu of long-term equity incentive grants through the fiscal year ending January 30, 2016, the Amended Agreement provides that Ms. Via is eligible for equity awards beginning in fiscal 2016 at a level reasonably comparable to the median equity awards to CEO's in the Company's compensation peer group, as determined by the Board (or a committee thereof) in good faith.

The foregoing summary of the Amended Agreement is qualified in its entirety by reference to the Amended Agreement, a copy of which is filed as Exhibit 10.1 to this current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

	10.1	Amended and Restated Employment Agreement between Christopher & Banks Corporation and LuAnn Via effective as of June 26, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

Date: June 27, 2014	By:	/s/ Luke R. Komarek
Luke R. Komarek
Senior Vice President, General Counsel

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

CHRISTOPHER & BANKS CORPORATION
EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
June 26, 2014	001-31390

CHRISTOPHER & BANKS CORPORATION

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement between Christopher & Banks Corporation and LuAnn Via effective as of June 26, 2014.

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